Exhibit 10.1

Amendment to Equity Plans

Background

WHEREAS, IntriCon Corporation (the “Company”) has adopted an Amended and Restated Non-Employee Directors Stock Option Plan (the “Directors Plan”), a 2001 Stock Option Plan, as amended (the “2001 Plan”) and a 2006 Equity Incentive Plan, as amended (the “2006 Plan” and, collectively with the Director Plan and the 2001 Plan, the “Plans”); and

WHEREAS, upon recommendation of the Compensation Committee which administers the Plans, the Board of Directors has determined to amend the Plans to permit the cashless exercise of stock options granted under the Plans; and

WHERAS, under applicable Internal Revenue Service regulations and applicable rules and interpretations of the Nasdaq Stock Market, the amendments proposed below do not require shareholders approval and are permitted to be adopted by the Board.

NOW, THRERFORE, intending to be legally bound hereby, the Plans are hereby amended as follows:

1.	Amendment to Directors Plan
1.1.	All references in the Directors Plan to “Selas Corporation of America” or “Selas” shall be amended to refer to “IntriCon Corporation” and “Company,” respectively.
1.2.	The Directors Plan is amended by adding a new Section 6(k) following Section 6(j) as follows:

“(k) Cashless Exercise. In addition to the methods of payment of the option exercise price set forth in Section 6(d), the option exercise price may be payable by a “cashless exercise,” without the payment of cash, pursuant to which upon exercise and surrender of the Option by the Non-Employee Director pursuant to this Section, the Company will issue to the Non-Employee Director a number of Shares calculated as follows:

X=	Y(A-B)
A
Where
X = The number of Shares to be issued to the Non-Employee Director.
Y = The number of Shares purchasable under the Option or, if only a portion of the Option is being exercised, the number of Shares for which the Option is being exercised.
A = The Fair Market Value (as defined below) of one (1) Share on the date that the Option is exercised.
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B = The exercise price of the Option for one (1) Share.
In the event that the above formula results in a fractional Share, the Non-Employee Director may elect to either (a) pay an amount to the Company equal to (i) one (1) minus the fractional Share multiplied by (ii) the option exercise price for one (1) Share and receive one (1) whole Share in lieu of such fractional Share or (b) receive cash in lieu of such fractional Share equal to the fractional Share multiplied by the Fair Market Value of one (1) Share on the date of exercise.
This cashless exercise payment method shall be available for all Options previously issued under the Plan, regardless of whether the form of Option Agreement contains such a provision.
Because the Shares are traded on the Nasdaq Stock Market and not the American Stock Exchange, pursuant to Section 6(b) of the Plan, the Committee has determined that for the purposes of a cashless exercise of an Option pursuant to this Section 6(k), the “Fair Market Value” of a Share shall equal the closing price of one (1) Share as reported on the Nasdaq Stock Market on the date that the Option is exercised.
Pursuant to Section 4 of the Plan, the Shares represented by any Option which are not issued as a result of the use of the cashless exercise payment method shall become available for the grant of Options under the Plan as fully as if such Shares had never been subject to an Option.”
2.	Amendment to 2001 Plan
2.1.	All references in the 2001 Plan to “Selas Corporation of America” shall be amended to refer to “IntriCon Corporation.”
2.2.	The 2001 Plan is amended by adding a new Section 7(n) following Section 7(m) as follows:

“(n) Cashless Exercise. In addition to the methods of payment of the Option exercise price set forth in Section 7(d), the Option exercise price may be payable by a “cashless exercise,” without the payment of cash, pursuant to which upon exercise and surrender of the Option by the Optionee pursuant to this Section, the Company will issue to the Optionee a number of shares of Common Stock calculated as follows:

X=	Y(A-B)
A

Where

X = The number of shares of Common Stock to be issued to the Optionee.

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Y = The number of shares of Common Stock purchasable under the Option or, if only a portion of the Option is being exercised, the number of shares of Common Stock for which the Option is being exercised.
A = The Fair Market Value (as defined below) of one (1) share of Common Stock on the date that the Option is exercised.
B = The exercise price of the Option for one (1) share of Common Stock.
In the event that the above formula results in a fractional share, the Optionee may elect to either (a) pay an amount to the Company equal to (i) one (1) minus the fractional share multiplied by (ii) the option exercise price for one (1) share and receive one (1) whole share of Common Stock in lieu of such fractional share or (b) receive cash in lieu of such fractional Share equal to the fractional Share multiplied by the Fair Market Value of one (1) share of Common Stock on the date of exercise.
This cashless exercise payment method shall be available for all Options previously issued under the Plan, regardless of whether the form of Option Agreement contains such a provision.
Anything in this Section to the contrary notwithstanding in the case of a cashless exercise by an Optionee that is subject to tax withholding by the Company, a cashless exercise shall not be recognized unless and until the Optionee has made arrangements acceptable to the Company to pay such withholding.
Because the shares of Common Stock are traded on the Nasdaq Stock Market and not the American Stock Exchange, pursuant to Section 1(a)(8)(B) of the Plan, the Committee has determined that for the purposes of a cashless exercise of an Option pursuant to this Section 7(n), the “Fair Market Value” of a share of Common Stock shall equal the closing price of one (1) share of Common Stock as reported on the Nasdaq Stock Market on the date that the Option is exercised.
Pursuant to Section 4 of the Plan, the shares of Common Stock represented by any Option which are not issued as a result of the use of the cashless exercise payment method shall become available for the grant of Options under the Plan as fully as if such shares of Common Stock had never been subject to an Option.”
3.	Amendment to 2006 Plan

3.1.              The 2006 Plan is amended by adding a new Section 5.1(h) following Section 5.1(g) as follows:

“(h) Cashless Exercise. In addition to the methods of payment of the Option exercise price set forth in Section 5.1(e), the Option exercise price may be payable by a “cashless exercise,” without the payment of cash, pursuant to which upon exercise and surrender of the Option by the Participant pursuant to this Section, the Company will issue to the Participant a number of shares of Common Stock calculated as follows:

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X=	Y(A-B)
A

Where

X =      The number of shares of Common Stock to be issued to the Participant.

Y =      The number of shares of Common Stock purchasable under the Option or, if only a portion of the Option is being exercised, the number of shares of Common Stock for which the Option is being exercised.

A =      The Fair Market Value of one (1) share of Common Stock on the date that the Option is exercised.

B =      The exercise price of the Option for one (1) share of Common Stock.

In the event that the above formula results in a fractional share, the Participant may elect to either (a) pay an amount to the Company equal to (i) one (1) minus the fractional share multiplied by (ii) the option exercise price for one (1) share and receive one (1) whole share of Common Stock in lieu of such fractional share or (b) receive cash in lieu of such fractional share equal to the fractional share multiplied by the Fair Market Value of one (1) share of Common Stock on the date of exercise.

This cashless exercise payment method shall be available for all Options previously or subsequently issued under the Plan, regardless of whether the form of Option Award contains such a provision except to the extent that form of Option Award expressly prohibits the cashless exercise payment method.

Anything in this Section to the contrary notwithstanding in the case of a cashless exercise by an Participant that is subject to tax withholding by the Company, a cashless exercise shall not be recognized unless and until the Participant has made arrangements acceptable to the Company to pay such withholding.

Pursuant to Section 2.4 of the Plan, the shares of Common Stock represented by any Option which are not issued as a result of the use of the cashless exercise payment method shall become available for the grant of Options under the Plan as fully as if such shares of Common Stock had never been subject to an Option.”

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4.     Except as set forth herein, the Plans shall remain in full force and effect in accordance with their respective terms.

Executed as of February 11, 2014.

INTRICON CORPORATION

By:	/s/ Scott Longval
Scott Longval, Chief Financial Officer

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